Exhibit 21.1

Subsidiaries of J.Crew Group, Inc.

Name of Subsidiary	Jurisdiction of Incorporation	Name under which Subsidiary Does Business
J.Crew Operating Corp.	Delaware	J.Crew Operating Corp.
J.Crew Inc.	Delaware	J.Crew Inc.
Grace Holmes, Inc.	Delaware	J.Crew Retail Stores
H.F.D. No. 55, Inc.	Delaware	J.Crew Factory Stores
Madewell, Inc.	Delaware	Madewell Retail Stores
J.Crew Virginia, Inc.	Virginia	J.Crew Virginia, Inc.
J.Crew International, Inc.	Delaware	J.Crew International, Inc.
J.Crew Canada Inc.	Ontario, Canada	J.Crew Canada Inc.
J.Crew U.K. Limited	United Kingdom	J.Crew U.K. Limited
J.Crew Japan, Ltd.	Japan	J.Crew Japan, Ltd.
J.Crew Global Holdings A, LLC	Delaware	J.Crew Global Holdings A, LLC
J.Crew Global Holdings Bermuda LP	Bermuda	J.Crew Global Holdings Bermuda LP
J.Crew Global Holdings B, LLC	Delaware	J.Crew Global Holdings B, LLC
J.Crew Netherlands C.V.	Netherlands	J.Crew Netherlands C.V.
J.Crew Hong Kong Services, Limited	Hong Kong	J.Crew Hong Kong Services, Limited
J.Crew Hong Kong Limited	Hong Kong	J.Crew Hong Kong Limited
J.Crew Asia Limited	Hong Kong	J.Crew Asia Limited
J.Crew Hong Kong Intermediate, Ltd.	Hong Kong	J.Crew Hong Kong Intermediate, Ltd.
J.Crew Apparel Trading (Shenzhen) Company Limited	Shenzhen, PRC	J.Crew Apparel Trading (Shenzhen) Company Limited